Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Underlying Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Underlying Funds Trust for the period ended October 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Underlying Funds Trust for the stated period.

/s/ Lee Schultheis Lee Schultheis President, Underlying Funds Trust	/s/ Stephen G. Bondi Stephen G. Bondi Treasurer, Underlying Funds Trust
Dated: January 4, 2007	Dated: January 4, 2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Underlying Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.